UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2016

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

The Underwriting Agreement. On March 9, 2016, Gulfport Energy Corporation (“Gulfport”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, as representative of the several underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”). The Underwriting Agreement relates to the public offering of 14,700,000 shares of Gulfport’s common stock (the “Firm Share Offering”) at a public offering price of $25.25 per share. Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option (the “Option”) to purchase a maximum of 2,205,000 additional shares of common stock from Gulfport at the public offering price (less the underwriting discount), which Option was exercised in full by the Underwriters on March 11, 2016 (the “Optional Share Offering” and, together with the Firm Share Offering, the “Offering”). In connection with the Firm Share Offering and the Underwriters’ exercise of the Option, the Underwriters have agreed to reimburse Gulfport for an aggregate of approximately $296,500 of Gulfport’s transactional expenses.

Gulfport estimates that its net proceeds from the sale of the aggregate of 16,905,000 shares in the Offering will be approximately $411.9 million, after deducting underwriting discounts and commissions and estimated offering expenses. Gulfport intends to use the net proceeds from the Offering primarily to fund a portion of its 2017 capital development plan and for general corporate purposes.

The Offering was made pursuant to Gulfport’s effective automatic shelf registration statement on Form S-3 (File No. 333-192113), filed with the SEC on November 6, 2013 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on November 6, 2013, a preliminary prospectus supplement, filed with the SEC on March 9, 2016, and a prospectus supplement, filed with the SEC on March 11, 2016 (collectively, the “Prospectus”).

Certain of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for Gulfport and its affiliates from time to time for which they have received customary fees and expenses. In addition, an affiliate of Scotia Capital (USA) Inc. acts as administrative agent, letter of credit issuer and sole lead manager and affiliates of each of Credit Suisse Securities (USA) LLC, Scotia Capital (USA) Inc., Barclays Capital Inc., KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BBVA Securities Inc., BNP Paribas Securities Corp. and PNC Capital Markets LLC act as lenders under Gulfport’s secured revolving credit facility. An affiliate of IBERIA Capital Partners L.L.C. also acts as a lender under Gulfport’s secured revolving credit facility and provides depository and treasury management services for Gulfport. Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member and a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. Additionally, ZB, N.A. dba Amegy Bank, a lender under Gulfport’s secured revolving credit facility, has acted as a financial advisor to Gulfport in connection with the Offering and not as an Underwriter, and will receive fees in connection therewith.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 9, 2016, Gulfport issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Gulfport is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement, dated March 9, 2016, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated March 9, 2016, entitled “Gulfport Energy Corporation Announces Pricing of Upsized Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: March 15, 2016	By:	/s/ Aaron Gaydosik
Aaron Gaydosik Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1	Underwriting Agreement, dated March 9, 2016, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated March 9, 2016, entitled “Gulfport Energy Corporation Announces Pricing of Upsized Common Stock Offering.”